SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) December 15, 2009

Strategic Hotels & Resorts, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-32223	33-1082757
(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Madison Street, Suite 1700, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 658-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 15, 2009, a wholly-owned subsidiary of Strategic Hotels & Resorts, Inc. (the “Company”) entered into a share purchase agreement (the “Agreement”) with an affiliate of the Westmont Hospitality Group (the “Buyer”) pursuant to which the Company will sell the hotel commonly known as the Renaissance Paris Hotel Le Parc Trocadero to the Buyer for approximately €35.5 million (or approximately $51.5 million) subject to certain working capital adjustments. The sale, subject to certain closing contingencies, is scheduled to close by December 30, 2009 or such later date as determined by the parties. A copy of the press release announcing the Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated December 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 18, 2009

STRATEGIC HOTELS & RESORTS, INC.

By:	/S/ PAULA C. MAGGIO
Name:	Paula C. Maggio
Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated December 16, 2009.